Exhibit 4.4

PHASEBIO PHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made this 26th day of February 2015, by and among PhaseBio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Common Stock (the “Common Stock”) identified on Exhibit A attached hereto (the “Common Holders”), the holders of the Company’s Series 1 Preferred Stock (the “Series 1 Stock”) identified on Exhibit B attached hereto (the “Series 1 Holders”), the holders of the Company’s Series AA Preferred Stock (the “Series AA Stock”) identified on Exhibit C attached hereto (the “Series AA Holders”), the holders of the Company’s Series B Preferred Stock (the “Series B Stock”) identified on Exhibit D attached hereto (the “Series B Holders”), and the holders of the Series C-1 Preferred Stock (the “Series C-1 Stock”), Series C-2 Preferred Stock (the “Series C-2 Stock”), and Series C-3 Preferred Stock (the “Series C-3 Stock”, collectively with the Series C-1 Stock and Series C-2 Stock, the “Series C Stock” and together with the Series 1 Stock, Series AA Stock and Series B Stock, the “Preferred Stock”) identified on Exhibit E attached hereto (the “Investors” and, together with the Series 1 Holders, Series AA Holders, and the Series B Holders, the “Preferred Holders”). Collectively, the Common Holders and the Preferred Holders shall be referred to as the “Stockholders.” Capitalized terms not otherwise defined herein shall have the meanings given to them in the Purchase Agreement (as defined below).

WHEREAS, the Company, the Common Holders, the Series 1 Holders, the Series AA Holders and the Series B Holders are party to that certain Second Amended and Restated Investor Rights Agreement dated December 22, 2009, as amended (the “Second Investor Rights Agreement”); and

WHEREAS, the Company desires to obtain equity financing from the Investors on the terms and subject to the conditions set forth in that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among the Company and the Investors; and

WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that the Second Investor Rights Agreement be amended and restated in its entirety as set forth herein; and

WHEREAS, the Company, the Common Holders, the Series 1 Holders, the Series AA Holders and the Series B Holders desire to amend and restate the Second Investor Rights Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and terms hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

SECTION 1

RESTRICTIONS ON TRANSFER

1.1.    Restrictive Legend.    Each certificate representing capital stock of the Company held by or issued to the Stockholders, whether now outstanding or subsequently issued, shall be surrendered to the Company for endorsement or be endorsed by the Company prior to its issuance with substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THE THIRD AMENDED AND RESTATED STOCK SALE AGREEMENT AND THE THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT PROVIDING FOR RESTRICTIONS ON TRANSFER OF THESE SECURITIES MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF PHASEBIO PHARMACEUTICALS, INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

provided, nothing in this Agreement should be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.

1.2.    Notice of Proposed Transfers.    The holder of each certificate representing Securities (as defined in Section 2.1 below) by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1.2. Prior to any proposed sale, assignment, transfer or pledge of any Securities, unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder’s expense by a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Securities may be effected without registration under the 1933 Act; provided, however, that no such written opinion of legal counsel shall be required in connection with transfers of Securities by any Preferred Holder to any current or former manager, member, limited partner, general partner, stockholder or officer of such Preferred Holder. Each certificate evidencing the Securities transferred as set forth above shall bear, except if such transfer is made

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pursuant to Rule 144 under the 1933 Act (“Rule 144”), the appropriate restrictive legend set forth in Section 1.1 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required to establish compliance with any provisions of the 1933 Act. Notwithstanding anything herein to the contrary, the Company shall not require the opinions of counsel for transfers made pursuant to Rule 144 unless, if after consultation with the Preferred Holder, the Company has a reasonable basis for believing that such transfer may not be made pursuant to Rule 144.

SECTION 2

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Section 2, with respect to the Registrable Securities (as defined below) owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company and the Holders with respect to registration rights for the Company’s securities.

2.1.    Certain Definitions. As used in this Section 2:

(a)    The terms “register,” “registered” and “registration” refer to a registration effected by filing with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) in compliance with the 1933 Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(b)    The term “Registrable Securities” means (i) Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by Preferred Holders or any transferee thereof as permitted by Section 2.8, excluding any Common Stock issued upon conversion of the Series C Preferred Stock pursuant to the “Special Mandatory Conversion” provisions of the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such securities; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) the registration rights associated with such securities have not been terminated pursuant to Section 2.14 hereof.

(c)    The term “Securities” means (i) Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by Preferred Holders or any transferee thereof as permitted by Section 2.8 and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such securities; provided,

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however, that shares of Common Stock or other securities shall only be treated as Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

(d)     The term “Holder” (collectively, “Holders”) means each Preferred Holder holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(e)     The term “Initiating Holders” means any Holder or Holders of at least sixty percent (60%) of the Registrable Securities then outstanding.

(f)     The term “Major Investor” means Fletcher Spaght Ventures II, L.P., FSV II, L.P., FSV II-B, L.P., Johnson & Johnson Innovation – JJDC, Inc., Hatteras Venture Partners I, L.P., Hatteras Venture Partners III, L.P., Hatteras Venture Affiliates III, L.P., New Enterprise Associates 13, Limited, and Zeneca Inc., so long as each such entity is a Holder.

2.2.     Demand Registration.

(a)     Demand for Registration.    If the Company shall receive from Initiating Holders a written demand that the Company effect any registration (a “Demand Registration”) of the Registrable Securities (other than a registration on Form S-3 or any related form of registration statement provided for under Section 2.9 hereof) then outstanding, the Company shall:

(i)     promptly (but in any event within ten (10) days) give written notice of the proposed registration to all other Holders; and

(ii)     as soon as practicable, use commercially reasonable efforts to effect the registration requested, which registration shall include all shares of Registrable Securities that any Holder or Holders electing to join in such demand request to be included in such registration by written notice given to the Company within fifteen (15) days after the Company sends the written notice referred to in Section 2.2(a)(i), provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.2:

(A)     after the Company has effected two (2) such registrations pursuant to this Section 2.2 and the sales of the shares of Common Stock under such registrations have closed;

(B)     if the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company (the “Board of Directors”) it would be materially detrimental to the Company and its stockholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period or periods of not more than ninety (90) days within which to file such Registration Statement; provided, however, that

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the Company shall not use this right to delay the filing more than once in any 12-month period; or

(C)     prior to the earlier of (i) the third (3rd) anniversary of the date of this Agreement or (ii) the date which is six (6) months after the effective date of a registration statement for the sale of the Company’s shares of Common Stock in the Company’s first firm commitment underwritten public offering registered under the 1933 Act (the “IPO”).

(b)     Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 2.2, including the identity of the managing underwriter; and the Company shall include such information in the written notice referred to in Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The Company shall, together with all holders of capital stock of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Notwithstanding the foregoing, the number of shares of Registrable Securities proposed to be included in any underwriting and registration covered by this Section 2.2 shall not be reduced unless and until all other securities proposed to be included in such underwriting and registration are first excluded in their entirety.

If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited and the per share offering price would not be adversely affected.

2.3.     Piggyback Registration.

(a)     Company Registration.    If at any time or from time to time the Company proposes to register any of its securities, either for its own account (or for the account of other

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stockholders), other than (i) a registration relating solely to the Option Plans (as defined herein) or (ii) a registration on Form S-4 relating solely to a transaction under Rule 145 of the 1933 Act, the Company shall:

(i)     promptly (but in any event within ten (10) business days) give to each Holder written notice thereof; and

(ii)     include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder or Holders within fifteen (15) days after receipt of such written notice from the Company, except as set forth in Section 2.3(b) below.

(b)     Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. No Holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Holder’s title to Registrable Securities and any written information provided by the Holder to the Company expressly for inclusion in the related registration statement

Notwithstanding any other provision of this Section 2.3, if the underwriter determines that the registration of all, or a part, of the Registrable Shares that the Holders have requested to be included pursuant to this Section 2.3 would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares that the underwriter believes may be sold without causing such adverse effect, provided, however, that the number of shares of such securities, including Registrable Securities, that shall be included in the registration and underwriting shall be allocated in the following manner: (i) first, shares, other than Registrable Securities and other securities that have contractual rights with respect to registration similar to those provided for in this Section 2.3, requested to be included in such registration by stockholders shall be excluded; (ii) second, if a limitation of the number of shares still is required, the number of securities, other than Registrable Securities, that have contractual rights with respect to registration that may be included shall be excluded; and (iii) third, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included shall be allocated among the holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities and such other securities held by each such holder at the time of filing the Registration Statement. Notwithstanding the foregoing, in no event shall the number of Registrable Securities permitted to be registered pursuant to this Section 2.3 be reduced to below 25% of the total number of securities included in such

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registration, unless such offering is the IPO, in which case the Registrable Securities may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.

For purposes of any such underwriter cutback, all Registrable Securities and other securities held by any holder that is a partnership, limited liability company or corporation shall also include any Registrable Securities held by the partners, retired partners, members, stockholders or affiliated entities of such holder, or the estates and family members of any such partners, retired partners, members and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single “selling holder,” and any pro rata reduction with respect to such “selling holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling holder,” as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s cutback shall be included in such registration. Notwithstanding the foregoing, nothing in this Section 2.3(b) shall diminish or restrict in any way a Holder’s ability to exercise its registration rights under Section 2.2 or 2.9.

If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

(c)     Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses associated with any such termination or withdrawal shall be borne by the Company in accordance with Section 2.4 below.

2.4.     Expenses of Registration.    All expenses incurred in connection with all registrations effected pursuant to Sections 2.2, 2.3 and 2.9, including, without limitation, all registration, filing and qualification fees (including state securities law fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the participating Holders, and expenses of any special audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities. Notwithstanding anything to the contrary, the Company shall not be required to pay for any expenses of any registration proceeding under Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority in interest of the Registrable Securities to have been registered (after exclusion of any Registrable Securities excluded due to underwriter requirements); provided, however, that in the event that Holders holding at least a majority in interest of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.2 (in which event such right shall be forfeited by all Holders), then the Company shall be required to pay the expenses of the withdrawn registration. In the absence of such an agreement to forfeit a demand registration, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the number of Registrable Securities to have been registered. Notwithstanding the preceding sentence, however, if at the time of the withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that

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known to the Holders at the time of their request, then the Holders shall not be required to pay any of said expenses (which shall instead be paid by the Company) and shall retain their rights pursuant to Section 2.2.

2.5.     Obligations of the Company.    Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)     prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution of all Registrable Securities relating thereto; provided, however, the Company shall have the right for up to thirty (30) days, to terminate such Registration Statement, or to place a stop transfer order with respect to the shares for which registration has been requested thereunder, upon notice to the participating Holders, to the extent necessary in the sole discretion of the Company upon the advice of counsel, to avoid any requirement that the Company disclose material, nonpublic information, the disclosure of which would be seriously detrimental to the Company and its stockholders;

(b)     prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective during the time period referred to in Section 2.5(a) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

(c)     furnish to the selling Holders such numbers of copies of such registration statement and each amendment thereto, the prospectus included in such Registration Statement, (including each preliminary prospectus), in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)     use its best efforts to register or otherwise qualify the securities covered by such Registration Statement under such other securities laws of such states and other jurisdictions as shall be reasonably requested by the Holders or the managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business;

(e)     in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)     promptly notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or

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omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)     provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h)     use its best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock is then listed;

(i)     make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j)     promptly notify the Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the Registration Statement and any amendment or post-effective amendment thereto and, with respect to the Registration Statement or any post-effective amendment thereto, the declaration of the effectiveness of such document, (2) any requests by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

(k)     make every reasonable effort to prevent the entry of any order suspending the effectiveness of the Registration Statement and obtain at the earliest possible moment the withdrawal of any such order, if entered;

(l)     if reasonably requested by any underwriter or a selling Holder of Registrable Securities in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

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(m)     prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus (after the initial filing of the Registration Statement with the SEC), (i) promptly provide copies of such document to counsel for the selling Holders of the Registrable Securities and counsel for the underwriters, if any, (ii) make representatives of the Company available for discussion of such document and (iii) make such changes to the disclosure in such document as it relates to the Holders prior to the filing thereof as counsel for such Holders or underwriters may reasonably request;

(n)     provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

(o)     prior to the effectiveness of the Registration Statement and any post-effective amendment thereto and at each closing of an underwritten offering, (i) make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, with respect to the Registrable Securities and the Registration Statement as are customarily made by issuers to underwriters in primary underwritten offerings; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any, and to the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters or their counsel; (iii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters by underwriters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and by the underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(p)     otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the 1933 Act, no later than 45 calendar days after the end of any 12-month period (or for 90 calendar days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the Registration Statement, which statements shall cover such 12-month periods;

(q)     cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two business days prior to any sale of Registrable Securities; and

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(r)    permit any Holder which Holder, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included.

2.6.    Indemnification.

(a)    The Company shall, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, managers, partners, members and agents, and each person controlling such Holder, with respect to any registration, qualification or compliance effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, manager, officer, partner, member agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense directly based upon any untrue statement or omission made in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein, and provided that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)    To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Section 2, and does hereby undertake to indemnify and hold harmless the Company, each of its directors and officers, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of

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such other Holder’s officers, directors, managers, partners, members and agents and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon (i) any failure of such Holder or its agents or representatives to comply with the prospectus delivery requirements of the 1933 Act or any other applicable securities or Blue Sky law or (ii) any untrue statement (or alleged untrue statement) of material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or omission (or alleged omission) to state a material fact necessary to make the statements made in any such Registration Statement, prospectus, offering circular, or other document not misleading in light of the circumstances in which they were made in conformity with written information furnished to the Company by an instrument duly executed by such Holder or representative thereof and stated to be specifically for use therein, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, manager, partner, member and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the liability of each Holder hereunder (unless such Holder’s liability hereunder is based upon such Holder’s willful misconduct as determined by the nonappealable final decision of a court) shall be limited to the proportion of any such claim, loss, damage or liability that is equal to the proportion that the public offering price of the shares sold by such Holder under such Registration Statement bears to the total public offering price of all securities sold thereunder, but in any event not to exceed the net proceeds received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 2.6(b) and that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)    Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

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(d)    In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and such Holder will contribute to the aggregate claims, losses, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of the securities offered by such Holder pursuant to the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company will be responsible for the remaining portion (without prejudice as to the Company’s right to contributions from any other responsible parties); provided, however, that, in any case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement, after deduction of underwriting discounts and commissions (unless such Holder’s liability hereunder is based upon such Holder’s willful misconduct as determined by the nonappealable final decision of a court); and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)    The indemnities provided in this Section 2.6 shall survive the transfer of any Registrable Securities by such Holder.

2.7.    Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.8.    Transfer of Rights.  The rights contained in Section 2 and Section 3 hereof may be assigned or otherwise conveyed by a Holder to transferees or assignees of Registrable Securities (i) that is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) that is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) who acquires Registrable Securities owned by such Holder, and who shall be considered a “Holder” and “Investor” for purposes hereof, provided that such transfer is effected in compliance with Section 1.2 hereof, such transferee agrees in writing to be bound by the terms and conditions of this Agreement, and such transferee after such assignment or transfer, holds at least One Hundred Thousand (100,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization). Notwithstanding anything herein to the contrary, the rights of a Major Investor contained in Section 4 hereof may be assigned or otherwise conveyed by a Major Investor to any transferee or assignee of Registrable Securities that is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, stockholder, or member of such Major Investor.

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2.9.    Form S-3.  The Company shall use its best efforts to qualify for registration on Form S-3 (any future form that is substantially equivalent to the current Form S-3). Once qualified, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 thereafter under this Section 2.9. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect as soon as practicable the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that the Company shall not be obligated to effect any such registration if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,500,000. Nothing in this Section 2.9 shall restrict, prohibit or limit in any way a Holder’s ability to exercise its registration rights under Sections 2.2 or 2.3 hereof. The Company shall have no obligation to take any action to effect any registration pursuant to this Section 2.9 for any of the reasons set forth in Section 2.2(a)(ii)(B), (which shall be deemed to apply to the obligations under this Section 2.9 with equal force). In addition, any registration pursuant to this Section 2.9 shall be subject to the provisions of Section 2.2(b), which shall be deemed to apply to the obligations under this Section 2.9 with equal force, except that any reference therein to Section 2.2 or a subsection thereof shall, for these purposes only, be deemed to be a reference to this Section 2.9.

2.10.    Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.11.    Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities then outstanding and not registered, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) require the Company to effect a registration or (ii) grant such holder or prospective holder registration rights pari passu or senior to those granted to the Holders hereunder.

2.12.    Rule 144 Reporting.  To make available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    make and keep current public information available, within the meaning of SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times after it has become subject to the reporting requirements of the 1934 Act;

(b)    file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act (after it has become subject to such reporting requirements); and

(c)    so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the

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reporting requirements of said Rule 144 (at any time after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.13.    “Market Stand-Off” Agreement.    Each Holder, holder of Securities and One Percent Stockholder (as defined below) hereby agrees that during a period, not to exceed one hundred eighty (180) days, following the effective date of the IPO, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers, directors and One Percent Stockholders of the Company enter into similar agreements. In the event any officer or director that enters into a standoff agreement substantially identical to the provisions of this Section 2.13 is released in whole or in part from such agreement during the one hundred eighty (180) day period referred to herein, each Holder, holder of Securities and One Percent Stockholder shall be proportionally released from this Section 2.13. Notwithstanding anything to the contrary herein, if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 180-day lock-up period and ends on the last day of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period, then in either case the 180-day lock-up period will be extended until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

For purposes of this Section 2.13, the term “One Percent Stockholder” shall mean a stockholder of the Company who holds at least one percent (1%) of the outstanding Common Stock of the Company (assuming full conversion and exercise of all securities convertible and exercisable into Common Stock). To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.14.    Termination of Rights.    The rights of any particular Holder to participate in a registration under Sections 2.2, 2.3 and 2.9 hereof shall terminate as to any Holder, at such earlier time after the IPO at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144. This Agreement and the rights and obligations set forth herein shall terminate in their entirety upon the earlier to occur of (a) the written agreement of the Company and the Holders holding at least sixty percent

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(60%) in interest of the Registrable Securities then outstanding, or (b) a Liquidation Event (as defined in the Certificate).

SECTION 3

RIGHTS OF FIRST OFFER

3.1.    Certain Definitions. As used in this Section 3:

(a)    The term “New Securities” shall mean any capital stock of the Company, whether now or hereafter authorized, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for capital stock; provided that the term “New Securities” does not include: (i) the Series C Stock issued and sold pursuant to the Purchase Agreement; (ii) securities issuable upon conversion of or with respect to Preferred Stock; (iii) shares of Common Stock, or securities exercisable for or convertible into Common Stock, issued in connection with the acquisition of a bona fide operating company by the Company pursuant to a plan, agreement or other arrangement approved by the Board of Directors and the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together on an as-converted to Common Stock basis; (iv) up to Twelve Million Two Hundred Sixty Thousand Six Hundred Forty-One (12,260,641) shares of Common Stock (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like), and options, warrants or rights convertible into such Common Stock, issued to employees, consultants or directors of the Company pursuant to the Option Plans (as defined in Section 4.1(s)); (v) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; (vi) shares of Common Stock issued pursuant to the exercise of those certain Stock Warrants issued to the North Carolina Biotechnology Center on July 7, 2005 and June 15, 2006, as amended; (vii) shares of Common Stock issued to Duke University (“Duke”) pursuant to that certain License Agreement, dated October 18, 2006, between Duke and the Company; (viii) shares Series AA Stock issued to SVB Financial Group pursuant to that certain Warrant to Purchase Stock dated as of March 7, 2008, as amended; (ix) shares, in the aggregate not to exceed five percent (5%) of the total number of outstanding shares of the Company’s Common Stock on an as-converted basis, issued to financial lending institutions or equipment lessors pursuant to equipment financing arrangements, provided that such equipment financing arrangement is approved by the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together on an as-converted to Common Stock basis; (x) the issuance or sale of shares or options to purchase such shares to the extent that such exclusion in regards to such issuance or sale is approved by the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together on an as-converted to Common Stock basis (including holders of a majority of the then outstanding shares of Series C Stock, voting together as a single class on an as-converted to Common Stock basis); and (xi) up to One Million Four Hundred Forty-Six Thousand Five Hundred Fifteen (1,446,515) shares of Series B Preferred Stock issuable upon the exercise of warrants (and the conversion of any shares issuable upon exercise of the warrants).

(b)    The term “Pro Rata Share” means the ratio (x) the numerator of which is the number of shares of Common Stock held by a Preferred Holder (assuming full conversion

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and exercise of all securities convertible and exercisable into Common Stock held by such Preferred Holder), excluding any Common Stock issued upon conversion of the Series C Stock pursuant to the “Special Mandatory Conversion” provisions of the Certificate, on the date of the Company’s written notice pursuant to Section 3.3 hereof, and (y) the denominator of which is the number of shares of outstanding Common Stock (assuming full conversion and exercise of all securities convertible and exercisable into Common Stock), on the date of the Company’s written notice pursuant to Section 3.3 hereof.

3.2.    Right of First Refusal.    The Company hereby grants to each Preferred Holder, subject to the terms and conditions specified in this Section 3, the right of first refusal to purchase, on the terms and conditions set forth in the Company’s notice pursuant to Section 3.3 hereof, up to its Pro Rata Share of all New Securities that the Company may, from time to time, propose to sell and issue. If a Preferred Holder (the “Electing Investor”) elects to purchase its full Pro Rata Share, then such Electing Investor shall have a right of over-allotment such that if any other Preferred Holder (the “Non-electing Investor”) fails to purchase its Pro Rata Share, such Electing Investor may purchase, on a pro rata basis with the other Electing Investors, the Non-electing Investor’s Pro Rata Share (the “Over-Allotment”). Each Electing Investor shall indicate its agreement to purchase such Electing Investor’s Pro-Rata Share or such Electing Investor’s Over-Allotment, if any, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

3.3.    Required Notices.  In the event the Company proposes to issue New Securities, it shall give each Preferred Holder written notice of its intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Preferred Holder shall have thirty (30) days from the date of any such notice to agree to purchase such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company stating the quantity of New Securities to be purchased.

3.4.    Company’s Right to Sell.    The Company shall have ninety (90) days after the thirty (30) day period described in Section 3.3 hereof to sell all New Securities in respect of which the Preferred Holders elected not to exercise their right of first refusal, at a price and upon terms no more favorable in any material respect to the purchasers thereof than specified in the Company’s notice. In the event the Company has not sold all such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first notifying the Preferred Holders in the manner provided herein and otherwise complying with the provisions of this Section 3.

3.5.    Amendment; Expiration of Right.    The rights of first refusal granted under this Section 3 shall not apply to, and shall expire upon, a Qualified Public Offering. The rights of first refusal granted under this Section 3 may be amended, or any provision waived, upon the written consent of the holders of (i) at least sixty percent (60%) of the then outstanding shares of Preferred Stock determined on an as-converted to Common Stock basis and (ii) a majority of the then outstanding shares of Series C Stock determined on an as-converted to Common Stock basis, or as otherwise permitted by Section 6.4.

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SECTION 4

COMPANY COVENANTS

The Company hereby covenants and agrees on behalf of itself and its subsidiaries to the following.

4.1.    Affirmative Covenants.

(a)    Financial Statements and Information.    The Company will keep books of account and prepare financial statements and will cause to be furnished to each Major Investor and each other Investor holding at least five percent (5%) of the Company’s then outstanding capital stock (each a “Significant Holder”) each of the following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis), in a form or forms reasonably acceptable to New Enterprise Associates 13, Limited Partnership (“NEA”) and Zeneca Inc. (“AZ”):

(i)    As soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (1) a copy of the financial statements of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income, statement of stockholders’ equity, and statement of cash flows, each as at the end of such fiscal year and for the period then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of nationally recognized standing selected by the Company’s Board of Directors, (2) a comparison of the actual results during such fiscal year to those originally budgeted by the Company for such fiscal year, and (3) a copy of the auditor’s letter(s) to management in connection with such audit. The annual audit report required by this Agreement will not be qualified by or make reference to any disclosure that the Company may not continue as a going concern or otherwise be qualified or limited because of restricted or limited examination by the accountant of any portion of any of the records of the Company;

(ii)    As soon as practicable after the end of each of the first three (3) quarters of the fiscal year, but in any event within forty-five (45) days after the end of each such quarter, the unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and its unaudited consolidated statements of income and losses, stockholders’ equity and cash flows for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail. Such quarterly report shall include a summary of the Company’s operations for such quarter, any material variances from the Company’s operating plan and budget (including a schedule of total expenses by primary account) and an updated forecast of financial performance for the next four (4) quarters (including a schedule of total expenses by primary account);

(iii)    As soon as practicable after the end of each month, but in any event within thirty (30) days thereafter, the unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month and its unaudited statement of income and losses, stockholders’ equity and cash flows for such month, indicating actual results versus

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the Company’s plan for such month, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year and a summary discussion of the Company’s principal functional areas prepared by Company management. Such monthly report shall include a schedule of total expenses by primary account;

(iv)    As soon as practicable after the adoption thereof, but in any event at least thirty (30) days prior to the beginning of each fiscal year, a quarterly and annual operating plan and budget for such fiscal year, and, as soon as practicable after the adoption thereof, copies of any revisions to such annual operating plan;

(v)    As soon as available, a copy of each (1) financial statement, report, notice, or proxy statement sent by the Company to its stockholders, (2) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission; (3) material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party or to which any of its assets is subject; (4) press release or other statement made available generally by the Company or its officers to the public generally concerning material developments in the business of the Company; and (5) material item of correspondence, report, or other information sent by the Company to any holder of any indebtedness, including, without limitation, the Investors;

(vi)    Prompt notice of any default of the Company under any bond, note, indenture or other debt instrument representing indebtedness for borrowed money in excess of $50,000 and of any acceleration of indebtedness which may result therefrom;

(vii)    With reasonable promptness, such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any subsidiary as any Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 4.1(a) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, or (iii) to any person that the Board of Directors has reasonably determined to be competitor of the Company, excluding for purposes of clause (iii) Johnson and Johnson Innovation – JJDC, Inc. (“JJDC”) and any of its subsidiaries or affiliates for so long as JJDC remains a Stockholder.

(b)    Inspection.    The Company shall permit each Major Investor and Significant Holder, its attorney or its other representative to visit and inspect the Company’s properties, to examine the Company’s books of account and other records, to make copies or extracts therefrom and to discuss the Company’s affairs, finances and accounts with its officers, management, employees and independent auditors all at such reasonable times and as often as such Investor or transferee may reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 4.1(b) to provide trade secrets or confidential information or to provide information to any person whom the Company reasonably believes is a competitor of the Company or disclose information which would adversely affect the attorney-

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client privilege between the Company and its counsel; provided, further, that such Investor shall bear any costs or expenses of such investigations or inquiries.

(c)    Payment of Taxes.  The Company shall pay, and cause each subsidiary to pay, and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the earliest date on which penalties or interest attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any properties of the Company or any subsidiary, provided that neither the Company nor any subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if the Company or any subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

(d)    Payment of Trade Debt.    The Company shall pay, and cause each subsidiary to pay, when due, or in conformity with customary trade terms but not later than ninety (90) days from the due date, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or its subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

(e)    Maintenance of Insurance.  The Company shall maintain, and cause each subsidiary to maintain, at all times after the date hereof, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such subsidiary operates.

(f)    Intellectual Property.  The Company shall secure, preserve and maintain, and cause each subsidiary to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or used by it and will acquire and keep in full force and effect any additional rights, permits, licenses, patents, copyrights, trademarks, trade names, franchises and other intellectual property rights as from time to time may be necessary or appropriate in connection with the conduct of its business or the businesses of any subsidiary.

(g)    Compliance with Laws.    The Company shall comply, and cause each subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

(h)    Records and Books of Account.  The Company shall keep, and cause each subsidiary to keep, adequate, correct and complete records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

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(i)    Maintenance of Properties.    The Company shall maintain and preserve, and cause each subsidiary to maintain and preserve, all of its properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

(j)    ERISA Compliance.    The Company shall comply, and cause each subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans, or employee contribution plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to the Internal Revenue Code of 1986, as amended (the “Code”), and comply, and cause each subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan; provided further that neither the Company nor any subsidiary will permit any event or condition to exist that would permit any such plan to be terminated under circumstances that would cause any material lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any subsidiary.

(k)    Compliance with Environmental Laws.    The Company shall comply, and cause each subsidiary to comply, with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, and the Company shall maintain, and cause each subsidiary to maintain, all federal, state and local permits, licenses, certificates and approvals known to the Company or any subsidiary to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

(l)    Financings.    The Company shall promptly, fully and in detail, inform the Board of Directors of any discussions, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other person, except for arrangements with trade creditors.

(m)    Nature of Business.    The Company shall continue to conduct its business without material change from the nature of the business contemplated in the written materials delivered to the Investors prior to the date hereof.

(n)    Non-Disclosure and Inventions Agreements.    The Company shall require each officer of the Company and each key employee and any other employee who contributes to the invention or authorship of the Company’s proprietary technology or products to enter into the Company’s standard Non-Disclosure and Inventions Agreement, in form and substance reasonably satisfactory to the Investors, prior to the commencement of such officer’s or employee’s employment.

(o)    FDA Compliance.    The Company shall maintain, and cause each subsidiary to maintain, such permits, licenses, franchises, authorizations and clearances (“Permits”) of governmental or regulatory authorities, including, without limitation, the Food

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and Drug Administration (the “FDA”) of the U.S. Department of Health and Human Services and/or any committee thereof, as are necessary to own, lease and operate its properties and to conduct its business as now conducted and as currently proposed to be conducted; the Company shall fulfill and perform, and cause each subsidiary to fulfill and perform, all such material obligations with respect to the Permits, and the Company shall conduct or sponsor, and cause each subsidiary to conduct or sponsor, feasibility, pre-clinical, clinical and other studies and tests in accordance with standard medical and scientific research procedures.

(p)    Committees of the Board of Directors.    A Compensation Committee of the Board of Directors (the “Compensation Committee”) and an Audit Committee (the “Audit Committee”) of the Board of Directors shall be established and maintained at all times after the date hereof. Each of the Compensation Committee and the Audit Committee shall be comprised of at least three members; provided that no member of the Compensation Committee or Audit Committee shall be an employee of the Company and provided further that each of the Audit Committee and the Compensation Committee shall include one director designated by the holders of a majority of the then outstanding shares of Series B Stock (each such director being a “Series B Director”) and one director designated by the holders of a majority of the then outstanding shares of Series C Stock (the “Series C Director”). The Chief Executive Officer or interim Chief Executive Officer of the Company shall be entitled to attend meetings of the Compensation Committee in a non-voting capacity; provided, however, that such officer may be excluded from any meeting, or portion thereof, at the discretion of the Compensation Committee. The Compensation Committee will, among other things, be responsible for and have discretion concerning all compensation decisions and decisions concerning the issuance of stock options or other equity awards, including without limitation the vesting of stock options or other equity awards. The senior financial officer of the Company shall be entitled to attend meetings of the Audit Committee in a nonvoting capacity; provided, however, that such officer may be excluded from any meeting, or portion thereof, at the discretion of the Audit Committee.

The Board of Directors may create such additional committee as it deems necessary or desirable to conduct such business as may properly come before the Board of Directors; provided that each such committee constituted by the Board of Directors shall, upon the written request of NEA, contain at least one Series B Director and, upon the written request of AZ, contain the Series C Director.

(q)    Stock Vesting.    All stock and stock equivalents issued to employees, directors, consultants and other service providers will be subject to vesting as determined by the Compensation Committee. The terms of any repurchase option upon termination of employment or service of the shareholder will also be determined by the Compensation Committee. Unless otherwise approved by the Compensation Committee, any options or equity awards issued by the Company shall vest 25% on the first anniversary of their issuance, with the remaining 75% vesting monthly over the subsequent 36 months.

(r)    Market Standoff Agreements.    The Company will require all future purchasers of stock prior to the initial public offering of the Company’s securities to execute a market standoff agreement in which the holders agree, if so requested by the Company or any underwriter’s representative in connection with an initial public offering, not to sell or otherwise transfer any securities of the Company on terms substantially similar to those of Section 2.13.

22

(s)    Stock Option Plan(s).    The Company shall maintain and administer one or more stock option, stock purchase, or management incentive plans, (the “Option Plans”), subject to any amendments thereto approved by a majority of the Board of Directors and made in compliance with the Option Plans, the Certificate and this Agreement.

(t)    Directors and Officers Insurance; Indemnification.    The Company shall at all times maintain in full force and effect, directors and officers insurance providing for coverage of not less than $2,000,000 per director per occurrence on terms acceptable to the holders of sixty percent (60%) of the outstanding shares of Preferred Stock determined on an as-converted to Common Stock basis. The Company’s Certificate, as may be amended from time to time and Bylaws shall at all times provide (i) for elimination of the liability of directors and officers to the maximum extent permitted by law, and (ii) for indemnification of directors and officers for acts on behalf of the Company to the maximum extent permitted by law.

(u)    Preservation of Corporation Existence.    The Company will preserve and maintain, and, unless the Company reasonably deems it not to be in its best interests, cause each subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdictions of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except when the failure to be so qualified would not have a material adverse effect on the Company or its subsidiaries.

(v)    Material Change; Litigation.    The officers of the Company will promptly advise the Board of Directors of any material adverse change in the business or condition, financial or otherwise, of the Company and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in a material adverse change. The Company will also promptly advise the Investors of the occurrence of any event that constitutes a material breach of any covenant contained herein.

(w)    Reservation of Common Stock.    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all shares of Common Stock issuable upon such conversion.

(x)    FIRPTA Compliance.    The Company shall provide prompt notice to NEA following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA, the Company shall provide NEA with a written statement informing NEA whether NEA’s (or its request affiliates) interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to NEA shall be delivered to NEA within 10 days of NEA’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s

23

stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

(y)    AZ Observer.    The Company will permit a representative of AZ (the “AZ Observer”), to attend all meetings of the Board and all committees thereof (by teleconference unless the Series C Director is unable to attend, in which case the AZ Observer may attend in person) in a non-voting capacity and to participate in all meetings of the Board in all matters other than voting and shall provide to the AZ Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. The rights of AZ pursuant to this section shall terminate at such time as AZ holds less than 10% of the aggregate number of shares of Preferred Stock (or Common Stock issued on conversion thereof) purchased by such entity, or earlier (i) immediately prior to the consummation of a Qualified Public Offering, (ii) upon a Liquidation Event or (iii) upon conversion of the Series C Stock held by AZ to Common Stock pursuant to the “Special Mandatory Conversion” provisions of the Certificate. AZ agrees to cause the AZ Observer to recuse himself or herself from participating in any Board or committee discussions concerning a transaction in which the Board deems AZ to possess a conflict of interest, provided that the recusal shall end at such time as the Board determines that AZ no longer has an interest in such transaction.

(z)    Confidentiality.    Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to Section 4.1(a), Section 4.1(b) or Section 4.1(z) hereof which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (i) was in the public domain prior to the time it was furnished to such Investor, (ii) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (iii) was in its possession or known by such Investor without restriction prior to receipt from the Company, (iv) was rightfully disclosed to such Investor by a third party without restriction or (v) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor. In addition, each Investor that is a corporation may disclose such proprietary or confidential information to any affiliates or subsidiaries (or any employee or representative of the foregoing) (each of the foregoing also a “Permitted Disclosee”), or legal counsel, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company) as permitted by Section 6.10, provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 4.1(aa), disclose or otherwise make use of any

24

proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

(aa)    Board Meetings.    The Company shall cause its Board of Directors to meet not less than quarterly.

(bb)    Bad Actor Matters.    The Company shall notify each Investor if it becomes aware that a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act.

4.2.    Expiration of Covenants.    The covenants set forth in this Section 4 shall expire and be of no further force or effect upon the earlier of (i) the effectiveness of a public offering price per share not less than $2.619 (subject to adjustment for stock splits, stock dividends, combinations, consolidations, recapitalizations, reorganizations and the like) and with gross proceeds of not less than $30,000,000 (a “Qualified Public Offering”) and (ii) the closing of a Liquidation Event (as defined in the Certificate).

SECTION 5

AMENDMENT AND RESTATEMENT OF SECOND INVESTOR RIGHTS AGREEMENT

The Second Investor Rights Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of at least 60% of the aggregate number of shares of Common Stock (as defined in the Second Investor Rights Agreement) issued or issuable upon conversion of the Preferred Stock (as defined in the Second Investor Rights Agreement) owned by all of the Stockholders (as defined in the Second Investor Rights Agreement) (including the holders of a majority of the shares of Series B Stock). Upon such execution, all provisions of, and rights granted and covenants made in, the Second Investor Rights Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

SECTION 6

MISCELLANEOUS

6.1.    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to the conflicts of laws principles of any jurisdiction.

6.2.    Entire Agreement.    This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes and replaces in their entirety all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided

25

otherwise herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.3.    Specific Enforcement.    The parties hereto expressly acknowledge that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach of the terms, covenants, or conditions of this Agreement by any party, the Stockholders and the Company shall, to the extent not prohibited by law, in addition to all other remedies, each be entitled to seek a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

6.4.    Amendments.    Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the holders of at least sixty percent (60%) of the aggregate number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock owned by all of the Stockholders, excluding any Common Stock issued upon conversion of the Series C Stock pursuant to the “Special Mandatory Conversion” provisions of the Certificate; provided, however, that if any such amendment, modification, supplement, waiver or consent would adversely change a specifically enumerated right or obligation hereunder of one or more parties hereto (the “Adversely Affected Parties”) in a way that is adverse to the Adversely Affected Parties and in a manner different from the manner in which such specifically enumerated right or obligation is changed with respect to other parties hereto, such amendment or waiver shall also require the written consent of the holders of at least a majority of shares held by such Adversely Affected Parties. Any such written consent shall be binding upon the Company, and the Stockholders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.5.    Additional Investors.    In the event the Company issues additional shares of Series C Stock pursuant to the Purchase Agreement after the date hereof, any purchaser of such Series C Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Stockholders shall be required for such joinder to this Agreement by any such additional Investor, provided such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.6.    Severability.    In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.7.    Notices.    Any notice, demand or request required or permitted to be given by either the Company or a Stockholder pursuant to the terms of this Agreement shall be in writing

26

and shall be deemed given when delivered personally or deposited in the United States mail, first class with postage prepaid, and addressed:

(a)    if to an Investor, at the address(es) of such Investor set forth on Exhibit E to this Agreement, or such other address(es) as such Investor may request by notifying the other in writing; or

(b)    if to the Company, at:

PhaseBio Pharmaceuticals, Inc.

One Great Valley Parkway, Suite 30

Malvern, PA 19355

Attn: Chief Executive Officer

Telephone: (610) 981-6500

Fax: (610) 981-6520

with a copy to:

Cooley LLP

11951 Freedom Drive, 15th Floor

Reston, Virginia 20190

Attn: Christian E. Plaza

Telephone: (703) 456-8006

Fax: (703) 456-8100

(c)    and if to a Common Holder, Series 1 Holder, Series AA Holder or Series B Holder, to the address of such Common Holder, Series 1 Holder, Series AA Holder or Series B Holder set forth on the Exhibit A, Exhibit B, Exhibit C or Exhibit D to this Agreement, as applicable, or such other address as a party may request by notifying the other in writing.

6.8.    Delays or Omissions.    Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted all parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

6.9.    Intent.    The Stockholders agree to execute upon request any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

6.10.    Right to Conduct Activities.    The Company and each Stockholder hereby acknowledge that some or all of the Investors are professional investment funds or holding companies or may have affiliated operating companies, and, as such, hold investments in numerous portfolio companies, or may be affiliated with other entities, some of which may be competitive with the Company’s business. No Investor shall be liable to the Company or to other Stockholders for any claim arising out of, or based upon, (a) the holding of securities by the Investor in (or the Investor’s affiliation with) any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of any Investor to assist any such

27

competitive company, whether or not such action was taken as a board member of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company, so long as no confidential information of the Company is used or disclosed by such Investor in connection with any such competitive activities. Notwithstanding the foregoing, this Section 6.10 shall not limit or release any Investor from any contractual obligation such Investor may have under any other agreement with the Company entered into subsequent to the date hereof.

6.11.    Public Reference.    Notwithstanding anything to the contrary contained herein, to the extent any product, service or other commercial aspect of any Investor or one or more of its affiliates is referenced by the Company in a registration statement or prospectus (or any amendments or supplements thereto), such reference or references shall be made only after consultation by the Company and the underwriter with, and subject to the reasonable approval of the underlying disclosure language by, such Investor.

6.12.    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.13.    Counterparts; Execution by Facsimile.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

6.14.    Waiver of Conflicts.    Each party hereto acknowledges that Cooley LLP (“Cooley”) has acted solely as counsel on behalf of the Company in connection with the negotiation, preparation and documentation of this Agreement, and that Cooley has not represented or advised any other persons or parties in connection therewith or with any related matters. Furthermore, each party to this Agreement acknowledges that Cooley may have in the past performed services for or one or more Investors or their respective affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Investors or their respective affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. The Company, its stockholders, and each Investor hereby (a) acknowledge that he, she or it has had an opportunity to ask for and has obtained information relevant to Cooley’s representation of the Company in connection with the Financing, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any of the Investors, their members or partners, any other investor or any other stockholder, director, employee of any Investor or of the Company; and (c) gives his or its informed consent to Cooley’s representation of the Company in the Financing and affirmatively waive any objections thereto.

6.15.    Aggregation of Stock.    All shares of capital stock held or acquired by affiliated entities (including, without limitation, affiliated venture capital funds or venture capital funds under common investment management) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(Signature Pages follow)

28

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investor Rights Agreement as of the day and year first set forth above.

COMPANY:

PHASEBIO PHARMACEUTICALS, INC.

By:	/s/ Jonathan Mow
Jonathan Mow
Chief Executive Officer

[Signature Page to Third Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investor Rights Agreement as of the day and year first set forth above.

COMMON HOLDERS:

/s/ Ashutosh Chilkoti, Ph.D.
Ashutosh Chilkoti, Ph.D.

/s/ Gabriel Cipau
Gabriel Cipau

/s/ Cynthia Clark
Cynthia Clark

/s/ Thomas K. Laundon
Thomas K. Laundon

/s/ Daniel E. Meyer
Daniel E. Meyer

/s/ Daniel E. Meyer
Mark McCurry

/s/ Christopher Prior
Christopher Prior, Ph.D.

[Signature Page to Third Amended and Restated Investor Rights Agreement]

COMMON HOLDERS (cont):

/s/ Donald Rose, Ph.D.
Donald Rose, Ph.D.

/s/ Craig Rosen
Craig Rosen

/s/ Homa Sadeghi
Homa Sadeghi

/s/ Clay Thorp
Clay Thorp

/s/ Andrew Turner
Andrew Turner

/s/ Joesl Sussman
Joel Sussman

Mow Trust dated April 17, 2008

By:	/s/ Jonathan Mow

Name:	Jonathan P. Mow
Title:	Trustee

/s/ Lynne Georgopoulos
Lynne Georgopoulos

[Signature Page to Third Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investor Rights Agreement as of the day and year first set forth above.

PREFERRED HOLDERS:

FLETCHER SPAGHT VENTURES II, LP

By:	Fletcher Spaght Associates II, LP,
its General Partner
By:	FSA II, LLC, its General Partner

By:	/s/ Linda Tufts

Name:	Linda Tufts
Title:	Managing Member

FSV II, LP

By:	Fletcher Spaght Associates II, LP,
its General Partner
By:	FSA II, LLC, its General Partner

By:	/s/ Linda Tufts

Name:	Linda Tufts
Title:	Managing Member

FSV II-B, LP

By:	Fletcher Spaght Associates II-B, LLC,
its General Partner

By:	/s/ Linda Tufts

Name:	Linda Tufts
Title:	Managing Member

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

By:	/s/ Asish K. Xavier

Name:	Asish K. Xavier
Title:	VP, Venture Investments

[Signature Page to Third Amended and Restated Investor Rights Agreement]

PREFERRED HOLDERS (cont):

HATTERAS VENTURE PARTNERS I, LP

By:	Catalysta Ventures, LLC, its General Partner

By:	/s/ Clay B. Thorp

Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE PARTNERS III, LP

By:	Hatteras Venture Advisors, LLC,
its General Partner

By:	/s/ Clay B. Thorp

Name:	Clay B. Thorp

Title:	Manager

HATTERAS VENTURE AFFILIATES III, LP

By:	Hatteras Venture Advisors, LLC,
its General Partner

By:	/s/ Clay B. Thorp

Name:	Clay B. Thorp
Title:	Manager

CATALYSTA VENTURES, LLC

By:	/s/ Clay B. Thorp

Name:	Clay B. Thorp
Title:	Manager

[Signature Page to Third Amended and Restated Investor Rights Agreement]

PREFERRED HOLDERS (cont):

/s/ Gabriel Cipau
Gabriel Cipau

/s/ Cynthia Yee
Cynthia Yee

/s/ Cynthia Clark
Cynthia Clark

/s/ Howard Clark
Howard Clark

/s/ Glenn Kawasaki
Glenn Kawasaki

/s/ Donald Rose, Ph.D.
Donald Rose, Ph.D.

/s/ Chris Smelick
Chris Smelick

/s/ Paul Winter
Paul Winter

[Signature Page to Third Amended and Restated Investor Rights Agreement]

PREFERRED HOLDERS (cont):

/M. Nixon Ellis, Ph.D.
M. Nixon Ellis, Ph.D.

/s/ Thomas K. Laundon
Thomas K. Laundon

/s/ Christopher Prior, Ph.D.
Christopher Prior, Ph.D.

/s/ Craig Rosen
Craig Rosen

/s/ Joel Sussman
Joel Sussman

Mow Trust dated April 17, 2008

By:	Jonathan Mow

Name:	Jonathan P. Mow
Title:	Trustee

/s/ Lynne Georgopulos
Lynne Georgopoulos

/s/ Susan Arnold
Susan Arnold

[Signature Page to Third Amended and Restated Investor Rights Agreement]

PREFERRED HOLDERS (cont):

NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	NEA Partners 13, L.P., its General Partner

By:	NEA 13 GP, LTD, its General Partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA VENTURES 2009, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

By:	/s/ Justin Klein

Name:	Justin Klein

[Signature Page to Third Amended and Restated Investor Rights Agreement]

PREFERRED HOLDERS (cont):

ASTELLAS VENTURE CAPITAL LLC

By:	/s/ Sakae Asanuma

Name:	Sakae Asanuma
Title:	President and CEO

ZENECA, INC.

By:	/s/ David E. White

Name:	David E. White
Title:	Treasurer

[Signature Page to Third Amended and Restated Investor Rights Agreement]

EXHIBIT A

SCHEDULE OF COMMON HOLDERS

Name and Address

Ashutosh Chilkoti 1001 Gloria Avenue Durham, NC 27701

Duke University Office of Licensing and Ventures 2812 Erwin Road, Suite 306 Durham, NC 27705

Donald Rose, Ph.D. 108 Windhover Place Chapel Hill, NC 27514

Daniel E. Meyer GE Global Research Center Genomics & Molecular Imaging Laboratory One Research Circle, Building K1, Room 1C34 Niskayuna, NY 12309

Gabriel Cipau 10504 Stonton Way Raleigh, NC 27615

Cynthia Clark 9108 Kirkhill Drive Raleigh, NC 27615

Clay Thorp 280 S. Mangum Street, Suite 350 Durham, NC 27701

Mark McCurry c/o Compuware-Covisint 410 Blackwell Street, Suite 200 Durham, NC 27701

Exh A-1

Name and Address

Thomas K. Laundon c/o PhaseBio 1 Great Valley Parkway, Suite 30 Malvern, PA 19355

Glenn Kawasaki 816 E. Gwinn Place Seattle, WA 98102

Christopher Prior, Ph.D. c/o PhaseBio 1 Great Valley Parkway, Suite 30 Malvern, PA 19355

Craig Rosen 370 Eagle Hill Road Pasadena, MD 21122

Homa Sadeghi c/o PhaseBio 1 Great Valley Parkway, Suite 30 Malvern, PA 19355

Andrew Turner c/o PhaseBio 1 Great Valley Parkway, Suite 30 Malvern, PA 19355

John Crumpler 280 S. Mangum Street, Suite 350 Durham, NC 27701

Michael Jongkind 3419 Medford Road Durham, NC 27705-2455

Exh A-2

Name and Address

Brian Kinahan c/o Summit Performance Systems The Daniel Building 103 W. Weaver Street Carrboro, NC 27510

Bruce Oberhardt c/o BJO Biomedical P.O.Box 98385 Raleigh, NC 27624

Joel Sussman

Mow Trust dated April 17, 2008

Lynne Georgopoulos

Exh A-3

EXHIBIT B

SCHEDULE OF SERIES 1 HOLDERS

Name and Address

Hatteras Venture Partners I, LP 280 S. Mangum Street, Suite 350 Durham, NC 27701

Hatteras Venture Partners III, LP 280 S. Mangum Street, Suite 350 Durham, NC 27701

Hatteras Venture Affiliates III, LP 280 S. Mangum Street, Suite 350 Durham, NC 27701

Howard G. Clark, III 69 Forest at Duke Drive Durham, NC 27705

Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Donald R. Reynolds

Chris Smelick 615 Sausalito Boulevard Sausalito, CA 94965

Cynthia Clark 9108 Kirkhill Drive Raleigh, NC 27615

Catalysta Ventures, LLC 280 S. Mangum Street, Suite 350 Durham, NC 27701

Exh B-1

Name and Address

Glenn Kawasaki 816 E. Gwinn Place Seattle, WA 98101

Gabriel Cipau 10504 Stonton Way Raleigh, NC 27615

Paul Winter 401 Bathgate Lane Cary, NC 27513

Donald Rose 108 Windhover Place Chapel Hill, NC 27514

Exh B-2

EXHIBIT C

SCHEDULE OF SERIES AA HOLDERS

Name and Address

Johnson & Johnson Innovation – JJDC, Inc.

410 George Street

New Brunswick, NJ 08901

Attn: Asish K. Xavier, Ph.D.

Telephone: (732)-524-3218

Fax: (732)-247-5309

With copies to:

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attn: Jayne C. Zall, Assistant General Counsel

Telephone: (732) 524-6192

Fax: (732) 524-2788

and:

Pepper Hamilton LLP

899 Cassatt Road

400 Berwyn Park

Berwyn, PA 19312

Attn: Christopher S. Miller, Esq.

Telephone: (610) 640-7837

Fax: (610) 640-7835

Exh C-1

Name and Address

Fletcher Spaght Ventures II, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

FSV II, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610) 640-7835

Exh C-2

Name and Address

FSV II-B, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610) 640-7835

Hatteras Venture Partners III, LP

c/o Hatteras Venture Partners

280 S. Mangum Street, Suite 350

Durham, NC 27701

Telephone: (919)-484-0730

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

Exh C-3

Name and Address

Hatteras Venture Affiliates III, LP

c/o Hatteras Venture Partners

280 S. Mangum Street, Suite 350

Durham, NC 27701

Telephone: (919)-484-0730

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

M. Nixon Ellis, Ph.D. 2596 Youngs Road Southern Pines, NC 28387
Thomas K. Laundon 118 Wisteria Drive Chapel Hill, NC 27514

Exh C-4

EXHIBIT D

SCHEDULE OF INVESTORS

Name and Address

Johnson & Johnson Innovation – JJDC, Inc.

410 George Street

New Brunswick, NJ 08901

Attn: Asish K. Xavier, Ph.D.

Telephone: (732)-524-3218

Fax: (732)-247-5309

With copies to:

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attn: Jayne C. Zall, Assistant General Counsel

Telephone: (732) 524-6192

Fax: (732) 524-2788

and:

Pepper Hamilton LLP

899 Cassatt Road

400 Berwyn Park

Berwyn, PA 19312

Attn: Christopher S. Miller, Esq.

Telephone: (610) 640-7837

Fax: (610) 640-7835

Exh D-1

Name and Address

Fletcher Spaght Ventures II, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

FSV II, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610) 640-7835

Exh D-2

Name and Address

FSV II-B, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610) 640-7835

Hatteras Venture Partners III, LP

c/o Hatteras Venture Partners

280 S. Mangum Street, Suite 350

Durham, NC 27701

Telephone: (919)-484-0730

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

Exh D-3

Name and Address

Hatteras Venture Affiliates III, LP

c/o Hatteras Venture Partners

280 S. Mangum Street, Suite 350

Durham, NC 27701

Telephone: (919)-484-0730

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

New Enterprise Associates 13, L.P.

1119 St. Paul Street

Baltimore, MD 21202

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

610 Lincoln Street

Waltham, MA 02451

Attn: Richard R. Hesp

Telephone: (781) 890-8800

Fax: (781) 622-1622

Exh D-4

Name and Address

NEA Ventures 2009, Limited Partnership

1119 St. Paul Street

Baltimore, MD 21202

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

610 Lincoln Street

Waltham, MA 02451

Attn: Richard R. Hesp

Telephone: (781) 890-8800

Fax: (781) 622-1622

Astellas Venture Capital LLC
Ashutosh Chilkoti 1001 Gloria Avenue Durham, NC 27701
Justin Klein
Cynthia Yee
Christopher Prior c/o PhaseBio 1 Great Valley Parkway, Suite 30 Malvern, PA 19355
Craig Rosen 370 Eagle Hill Road Pasadena, MD 21122
Susan Arnold
Joel Sussman
Lynne Georgopoulos

Exh D-5

Name and Address
Mow Trust dated April 17, 2008

Exh D-6

EXHIBIT E

SCHEDULE OF INVESTORS

Name and Address
Zeneca, Inc.

Johnson & Johnson Innovation – JJDC, Inc.

410 George Street

New Brunswick, NJ 08901

Attn: Asish K. Xavier, Ph.D.

Telephone: (732)-524-3218

Fax: (732)-247-5309

With copies to:

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attn: Jayne C. Zall, Assistant General Counsel

Telephone: (732) 524-6192

Fax: (732) 524-2788

and:

Pepper Hamilton LLP

899 Cassatt Road

400 Berwyn Park

Berwyn, PA 19312

Attn: Christopher S. Miller, Esq.

Telephone: (610) 640-7837

Fax: (610) 640-7835

Exh E-1

Name and Address

Fletcher Spaght Ventures II, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

FSV II, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610) 640-7835

Exh E-2

Name and Address

FSV II-B, LP

c/o Fletcher Spaght, Inc.

222 Berkeley Street, 20th Fl

Boston, MA 02116

Attn:

Telephone:

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610) 640-7835

Hatteras Venture Partners III, LP

c/o Hatteras Venture Partners

280 S. Mangum Street, Suite 350

Durham, NC 27701

Telephone: (919)-484-0730

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

Exh E-3

Name and Address

Hatteras Venture Affiliates III, LP

c/o Hatteras Venture Partners

280 S. Mangum Street, Suite 350

Durham, NC 27701

Telephone: (919)-484-0730

Fax:

With a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Attn: Christopher S. Miller, Esq.

Telephone: (610)-640-7837

Fax: (610)-640-7835

New Enterprise Associates 13, L.P.

1119 St. Paul Street

Baltimore, MD 21202

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin &

Hachigian, LLP

610 Lincoln Street

Waltham, MA 02451

Attn: Richard R. Hesp

Telephone: (781) 890-8800

Fax: (781) 622-1622

Exh E-4

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made as of the 15th day of July, 2015 and amends that certain Third Amended and Restated Investor Rights Agreement dated as of February 26, 2015, by and among PhaseBio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the “Stockholders” identified therein (the “Existing IRA”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing IRA.

RECITALS

WHEREAS, in order to encourage certain persons to purchase shares of the Company’s Series C Stock, the Company and certain of the Stockholders desire to amend the Existing IRA as set forth herein; and

WHEREAS, the undersigned Stockholders are the holders of at least sixty percent (60%) of the Common Stock issuable upon conversion of the Preferred Stock owned by all of the Stockholders and, with the Company’s written consent, may amend the Existing IRA as provided herein.

AGREEMENT

NOW, THEREFORE, the parties hereby agree, intending to be legally bound, as follows:

1.     Section 2.1(f) of the Existing IRA is amended and restated in its entirety as follows:

“(f)  The term “Major Investor” means Fletcher Spaght Ventures II, L.P., FSV II, L.P., FSV II-B, L.P., Johnson & Johnson Innovation – JJDC, Inc., Hatteras Venture Partners I, L.P., Hatteras Venture Partners III, L.P., Hatteras Venture Affiliates III, L.P., New Enterprise Associates 13, Limited, Zeneca Inc., and Syno Ventures Master Fund, LP, so long as each such entity is a Holder.”

2.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.     Other than as set forth in this Amendment, all of the terms and conditions of the Existing IRA shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

COMPANY:

PHASEBIO PHARMACEUTICALS, INC.

By:	/s/ Jonathan Mow
Jonathan Mow
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

INVESTOR:

ZENECA, INC.

By:	/s/ Michael C. Diem
Name: Michael C. Diem, MD
Title:	VP Corporate Development

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	NEA Partners 13, L.P., its General Partner

By:	NEA 13 GP, LTD, its General Partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title:	Chief Legal Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

INVESTORS:

FLETCHER SPAGHT VENTURES II, LP

By: Fletcher Spaght Associates II, LP,
its General Partner
By: FSA II, LLC, its General Partner

By:	/s/ R. John Fletcher
Name:	R. John Fletcher
Title:	Managing Member

FSV II, LP

By: Fletcher Spaght Associates II, LP,
its General Partner
By: FSA II, LLC, its General Partner

By:	/s/ R. John Fletcher
Name:	R. John Fletcher
Title:	Managing Member

FSV II-B, LP

By: Fletcher Spaght Associates II-B, LLC,
its General Partner

By:	/s/ R. John Fletcher
Name:	R. John Fletcher
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

INVESTORS:

HATTERAS VENTURE PARTNERS III, LP

By: Hatteras Venture Advisors, LLC,
its General Partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager

HATTERAS VENTURE AFFILIATES III, LP

By: Hatteras Venture Advisors, LLC,
its General Partner

By:	/s/ Clay B. Thorp
Name:	Clay B. Thorp
Title:	Manager